Exhibit 99.1

Pacific Blue Energy CEO Franklin Provides Corporate Update

PHOENIX, AZ, March 30, 2011 /PRNewswire via COMTEX/ -- Pacific Blue Energy Corp. (OTCQB: PBEC), a publicly traded developer of renewable energy projects is pleased to provide this corporate update to shareholders regarding its current operations.

"After careful consideration, we feel it's in the Company's best interest to terminate the proposed Gila Bend transaction. Although the decision was difficult, this strategy places us in an improved position to pursue other high-potential renewable energy opportunities being generated by our team," said Joel Franklin, CEO of Pacific Blue. "While many aspects of the Gila Bend project remained positive, several additional large scale solar projects approved for construction in the immediate vicinity raised questions as to the eventual available capacity of the local utility infrastructure. Further project advancement would require significant additional investments to extend the land purchase agreement and to commission a costly power grid inter-connection study that could take six months or more to complete without a guaranteed positive outcome."

Pacific Blue will now re-focus resources towards its existing projects and accelerate the development of new opportunities to build mid-to-large scale renewable energy businesses in favorable regions of the United States.

In response to questions regarding the Alberta Securities Commission (ASC) and the interim cease trade order (ICTO), Mr. Franklin went on to state, "In the latest hearing, the ASC panel denied a staff request for an unlimited extension to the interim cease trade order. Instead, ASC staff was allowed a limited extension of six months to complete their examination. We continue to maintain the assertion that Pacific Blue has been unfairly included in this order and believe that we will eventually be fully exonerated."

The ICTO, which will be reviewed by the ASC on August 25, 2011, only prevents the trading of PBEC shares in the Province of Alberta, Canada, and does not affect trading of PBEC shares in any other jurisdiction including in the United States. Pacific Blue Energy Corp. remains in full compliance with its regulatory reporting responsibilities to the U.S. Securities and Exchange Commission.

Further information regarding Pacific Blue renewable energy projects will be released as it becomes available. Shareholders and other interested parties are urged to contact PBEC at info@pacificblueenergycorp.com to receive press release alerts directly from the Company.

About Pacific Blue Energy Corp.

Pacific Blue Energy Corp. (PBEC) is a publicly traded renewable energy company that seeks to build and manage large renewable energy projects. PBEC's goal is to maximize shareholder value through select property acquisition, timely renewable energy facility construction and informed management of those projects. Headquartered in Arizona, one of the prime solar energy markets in the United States, PBEC is positioned to take advantage of technological advances that will drive the coming surge in the U.S. solar generated electricity market.

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